UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 8, 2015

Omni Bio Pharmaceutical, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-52530	20-8097969
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

181 W. Boardwalk Drive, Suite 202, Fort Collins CO	80525
(Address of principal executive offices)	(Zip Code)

(970) 237-5142
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

The Company has been unsuccessful in its fundraising and partnering/licensing efforts, and does not anticipate being able to raise sufficient capital to continue operations. Consequently, the Board of Directors of the Company has approved an orderly wind down of the Company, including negotiations with its senior secured creditor, Bohemian Investments, LLC.

Omni Bio Pharmaceutical, Inc.

Date: May 8, 2015

By: /s/ John F. Riccardi
John F. Riccardi
Chief Financial Officer